As filed with the Securities and Exchange Commission on January 20, 2021
Registration No. 333-238020

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERION NETWORK LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel		Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
26 HaRokmim Street Holon 5885849, Israel Tel: (+972) (73) 398-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Intercept Interactive Inc. d/b/a Undertone One World Trade Center, 77th Floor, Suite A, New York, NY 10007 Phone: (212) 685-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Dr. Shachar Hadar, Adv. Jonathan M. Nathan, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100	Michael Kaplan Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File Number 333-238020

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(5)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)(4)
Ordinary Shares, par value NIS 0.03		$10,992,750	$1,199.31

(1)
Represents the additional number of ordinary shares, par value NIS 0.03, being registered. Does not include the securities that the registrant previously registered on the registration statement on Form F-3 (File No. 333-238020) filed with the Securities and Exchange Commission (“SEC”) on May 6, 2020 and declared effective on May 15, 2020 (the “Prior Registration Statement”)

(2)	Rule 457(o) under the Securities Act of 1933, as amended, (the “Securities Act”) based on the proposed maximum aggregate offering price

(3)
The registrant previously registered securities on the Prior Registration Statement for the registration of up to a total dollar amount of $55,000,000 in securities to be sold by the registrant and an aggregate of 5,060,729 ordinary shares, par value NIS 0.03, of the registrant (the “Secondary Registered Shares”) to be sold by selling shareholders, to be named in a supplement to the prospectus forming part of the Prior Registration Statement. On January 20, 2021, the registrant filed an amendment on Form F-3/A to the Prior Registration Statement for the deregistration of the Secondary Registered Shares. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $10,992,750 is hereby registered, which includes ordinary shares issuable upon the exercise of the underwriters’ option to purchase additional ordinary shares

(4)
Pursuant to Rule 457(p) under the Securities Act, the registrant has offset $1,199.31, which is the partial dollar amount of the filing fee associated with the deregistration of 5,060,729 unsold ordinary shares, par value NIS 0.03, under the Prior Registration Statement, against the amount of the registration filing fee for this Registration Statement on Form F-3 (the “Registration Statement”)

(5)	Omitted pursuant to Rule 457(o) under the Securities Act.

This registration statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with respect to the registration of additional ordinary shares, par value NIS 0.03, of Perion Network, Ltd., pursuant to Rule 462(b) under the Securities Act. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountants’ consents. This Registration Statement relates to the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Document

5.1*	Opinion of Meitar | Law Offices, Israeli legal counsel to the Registrant

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm (as auditors to Content IQ LLC)

23.3*	Consent of Meitar | Law Offices (included in Exhibit 5.1)

24.1*
Power of Attorney (included on the signature page of the prior Registration Statement (File No. 333-238020), as filed with the Commission on May 6, 2020, declared effective by the Commission on May 15, 2020 and incorporated herein by reference)

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holon, State of Israel on January 20, 2021.

By:	/s/ Doron Gerstel
	Name:	Doron Gerstel
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	January 20, 2021
Eyal Kaplan

/s/ Doron Gerstel	Chief Executive Officer and Director	January 20, 2021
Doron Gerstel	(Principal Executive Officer)

/s/ Maoz Sigron	Chief Financial Officer	January 20, 2021
Maoz Sigron	(Principal Financial and Accounting Officer)

*	Director	January 20, 2021
Dror Erez

*	Director	January 20, 2021
Joy Marcus

*	Director	January 20, 2021
Rami Schwartz

*	Director	January 20, 2021
Sarit Firon

*	Director	January 20, 2021
Michael Vorhaus

Signature	Title	Date

Intercept Interactive Inc.	Authorized Representative in the United States	January 20, 2021
D/B/A Undertone

*    The undersigned, by signing his name hereto, signs and executes this Registration Statement pursuant to the Powers of Attorney executed by the above named signatories and previously filed with the Commission on May 6, 2020.

By:	/s/ Doron Gerstel
Name: Doron Gerstel
Title: Director